SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 20, 2004

                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)

Delaware                                                              47-0210602
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado                                  80021
(Address of principal executive offices)                              (Zip code)

                                  720-888-1000
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)



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Item 8.01 Other Events

     On October 20 2004, Level 3 Financing, Inc., a wholly owned subsidiary of Level 3 Communications, Inc. ("Level 3") entered into a Supplemental Indenture dated as of October 20, 2004, supplementing the Indenture, dated as of October 1, 2003, among Level 3 Communications, Inc., as Guarantor, Level 3 Financing, Inc., as Issuer, and The Bank of New York, as Trustee, relating to Level 3 Financing, Inc.'s 10.75% Senior Notes due 2014 (the "Senior NOtes"). The Supplemental Indenture was entered into among Level 3 Financing, Inc., Level 3 Communications, LLC and The Bank of New York as Trustee. Pursuant to the Supplemental Indenture, Level 3 Communications, LLC has provided an unconditional, unsecured guaranty of the Senior Notes. The Supplemental Indenture is filed as exhibit 99.1 to this Current Report and incorporated by reference as if set forth in full.

Item 9.01.  Financial Statements and Exhibits

(a)      Financial Statements of business acquired

                  None

(b)      Pro forma financial information

                  None

(c)      Exhibits

99.1 Supplemental Indenture, dated as of October 20, 2004 among Level 3 Financing, Inc., Level 3 Communications, LLC and The Bank of New York as Trustee, supplementing the Indenture dated as of October 1, 2003, among Level 3 Financing, Inc., Level 3 Communications, Inc. and The Bank of New York as Trustee, relating to Level 3 Financing, Inc.'s 10.75% Senior Notes due 2014.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Level 3 Communications, Inc.



October 22, 2004                     By:    /s/ Neil J. Eckstein
Date                                     Neil J. Eckstein, Senior Vice President